Exhibit 99.1

Mawson Infrastructure Group Inc. announces update on ASIC Bitcoin Mining Hardware deliveries and future deployment

Major hardware deployment continues, with additional PH added to existing operations throughout July

Sydney, Australia — July 20th, 2021 — Mawson Infrastructure Group Inc. (OTCQB:MIGI) (“Mawson”), a digital infrastructure provider with diversified operations across bitcoin mining and digital asset management, announces it has taken delivery of 250 Bitmain Antminer S19 Pro’s, expects a further 570 Avalon A1246 miners from Canaan (NASDAQ:CAN) to be delivered and operational before the end of July, and expects an additional 588 Avalon A1246 miners to be delivered in early August, adding a further ~125 PH to its existing operations.

The Antminer S19 Pro, one of Bitmain’s latest generation models, is a SHA256 mining rig, which produces a stable hash rate of 110TH/s with a power efficiency of 29.5J/TH, making it one of the most efficient ASIC miners on the market today.

Combined with low power costs at our flagship Georgia, USA site of less than 4c/kwh, Mawson anticipates our go forward break-even cost per Bitcoin to be below US$4,000, and our gross margins to be greater than 80% based on the current Bitcoin price and network difficulty.

The Georgia, USA site generates its power from over 80% renewable/non-carbon emitting sources, in-line with Mawsons Net Zero 2030 strategy, further details of which can be found on our Sustainability page at www.mawsoninc.com/sustainability

James Manning, CEO and Founder of Mawson, said, "Our major hardware deployment continues at pace, and we are delighted at the service and consistent delivery from Canaan. Our strong relationships with major ASIC mining hardware manufacturers gives us confidence in reaching our corporate goal of 2,000 PH by end 2021, and 5,000 PH by end 2022. This remains subject to extending the size of our Georgia, USA site, and we are in advanced negotiations with the City of Sandersville to expand the site by up to 300MW, which is in addition to the current capacity of 100MW. We look forward to updating shareholders on this front in due course.”

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About Mawson Infrastructure

Mawson Infrastructure is a digital infrastructure provider, with diversified operations across Cryptocurrency Mining and Digital Asset Management. Headquartered in Sydney, Australia and operating across the USA and Australia, Mawson Infrastructure’s mission is to build a bridge between the rapidly emerging digital asset industry and traditional capital markets, with a strong focus on shareholder returns. Mawson matches energy infrastructure with next-generation mobile data centre solutions, enabling the proliferation of blockchain technology.

For more information, visit: www.mawsoninc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 1, 2021 and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on May 19, 2021, and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com